Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Roxanne Pipitone Knowles Communications Phone: (630) 238-5257 Email: roxanne.pipitone@knowles.com
Knowles Reports Q4 and Full Year 2015 Financial Results and Provides Outlook for Q1 2016
Q4 Revenue and Adjusted EBIT Margin at High-End of Projections
Q4 non-GAAP EPS Exceeds Expectations
Generated $66 million in Cash from Operations in Q4
Company Announces Intent to Sell MCE Speaker and Receiver Product Line

ITASCA, Ill., Feb. 11, 2016 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions, audio processing, and specialty component solutions, today announced results for the fourth quarter and year ended December 31, 2015.

“We are pleased to report that Q4 revenue came in at the high-end of our original expectations,” said Jeffrey Niew, president and CEO of Knowles. “In our mobile consumer electronics segment, sales increased sequentially driven by strong demand from our largest customer early in the quarter, and improving trends with Chinese OEMs. Revenue from our specialty components segment was up 4 percent quarter over quarter driven by robust sales into the hearing health market. In addition, our Q4 non-GAAP gross margins expanded more than 800 basis points from Q1 levels highlighting the strength in our core business, and reflecting the benefits of higher utilization rates and an optimized manufacturing footprint.”

“Today, we are also announcing our intent to sell the speaker and receiver product line in our mobile consumer electronics segment,” stated Niew. “While we’ve made operational improvements to this product line over the past several years, we do not believe this electro-mechanical business can leverage our long-term investment in semiconductor and software design capabilities. By exiting this product line, we anticipate meaningful improvements to our overall gross and operating margins while reducing capex intensity and improving free cash flow.”

“As we enter 2016, we plan to focus on businesses where we believe we have strong competitive advantage to sustain long-term revenue growth. We expect our leading position in microphones, intelligent audio and hearing health, combined with stable sales of precision devices will drive top-line growth and strong operating margins in the future.”

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions except for per share data.

	Q4FY15	Q3FY15	Q4FY14	Sequential Change	Year Ago Period Change
Revenue	$310.5	$294.6	$286.1	5%	9%
Gross profit	$43.4	$88.7	$63.6	(51%)	(32%)
Non-GAAP gross profit (as a % of revenue)	$101.7 32.8%	$94.5 32.1%	$70.3 24.6%	8%	45%
Loss before interest and income taxes*	$(199.0)	$(14.6)	$(1.2)	NM**	NM**
Adjusted earnings before interest and income taxes (as a % of revenue)	$26.4 8.5%	$19.6 6.7%	$17.6 6.2%	35%	50%
Diluted loss per share	$(2.11)	$(0.17)	$(0.01)	NM**	NM**
Non-GAAP diluted earnings per share	$0.34***	$0.16	$0.14	113%	143%
Cash from Operations	$66.0	$11.9	$26.3	455%	151%
* Current period results include $144.3 million impairment of intangible assets, $11.1 million from amortization of intangibles, $6.4 million in restructuring charges, $4.9 million in stock-based compensation, $53.0 million in fixed asset and related inventory charges, and $3.8 million in production transfer costs.

** NM means Not Meaningful

** Non-GAAP EPS impacted by reduction in our Q4 2015 effective tax rate due to a recently enacted R&D tax credit and a change in the geographic mix of earnings.

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, loss before interest and income taxes, adjusted earnings before interest and income taxes, diluted loss per share, cash from operations as well as other metrics on a non-GAAP basis that excludes certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Company Plans to Sell Mobile Consumer Electronics Speaker & Receiver Product Line
Today, Knowles announced its intention to sell its speaker and receiver product line within the mobile consumer electronics business segment. As a result, the Company expects to reclassify the assets, liabilities and results of the operations of the product line to discontinued operations in the first quarter of 2016. Knowles has not entered into any definitive agreement for the sale of the product line and there can be no assurance that Knowles will complete a sale in a timely manner or at all.

During the fourth quarter of 2015, Knowles recorded a pre-tax impairment charge of $191.5 million resulting from the carrying value of the speaker and receiver product line’s net assets being less than their fair-market value.

As of December 31, 2015, the speaker and receiver product line had total assets and liabilities of $441.1 million and $51.8 million, respectively. For the twelve months ended December 31, 2015, the speaker and receiver product line had revenues of $235.0 million and pre-tax losses of $272.4 million. Adjusted loss before interest and income of the speaker and receiver product line was $49.5 million for the same period.

First Quarter 2016 Outlook
The forward looking guidance for the quarter ending March 31, 2016 on a continuing operations basis is as follows:

Revenue	$170 to $190 million
Non-GAAP Gross Margin	36 to 38 Percent
Adjusted EBIT Margin	3 to 5 Percent
Non-GAAP EPS	$0.01 to $0.07

Q1 2016 GAAP results for the company are expected to include approximately $6 million in stock-based compensation, $4 million in amortization of intangibles, $2 million in production and restructuring related costs, and related tax effects on these items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. Slides will be made available on the website that will be referred to during the earnings call. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time through May 1, 2016.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on February 11, 2016 through 11:59 p.m. Central time on February 18, 2016 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 26518603.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and specialty component solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in smartphones, tablets, and wearables. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high-end oscillators (timing devices) and capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has approximately 12,000 employees in 15 countries around the world. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings, acquisitions and operating expense reduction efforts; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; any downturn or slower than expected growth in the handset market; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; sub-assemblies and other inputs; anticipated growth for us and adoption of our technologies and solutions that may not occur; the success and rate of multi-microphone adoption and our “intelligent audio” solutions; managing rapid declines in customer demand for certain of our products or solutions, delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, including the proposed divestiture of our speaker and receiver product line, and our ability to integrate acquisitions following consummation; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our need to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; fluctuations in demand by our telecom and other customers and telecom end markets; our ability to enter new end user product markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; the impairment of our goodwill, other intangible assets or long-lived assets; our ability to comply with certain financial covenants in our credit agreement; security breaches; our use of open source software; the actions of activist or hostile stockholders; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2015

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Revenues	$310.5	$294.6	$286.1
Cost of goods sold	214.0	204.9	220.1
Impairment of fixed and other assets	49.9	0.5	0.2
Restructuring charges - cost of goods sold	3.2	0.5	2.2
Gross profit	43.4	88.7	63.6
Research and development expenses	36.8	33.0	21.1
Selling and administrative expenses	57.1	58.8	45.5
Impairment of intangible assets	144.3	0.4	—
Restructuring charges	3.2	8.9	0.7
Operating expenses	241.4	101.1	67.3
Operating loss	(198.0)	(12.4)	(3.7)
Interest expense, net	3.5	3.7	2.1
Other expense (income), net	1.0	2.2	(2.5)
Loss before income taxes	(202.5)	(18.3)	(3.3)
Benefit from income taxes	(15.5)	(3.4)	(2.2)
Net loss	$(187.0)	$(14.9)	$(1.1)

Basic loss per share	$(2.11)	$(0.17)	$(0.01)
Diluted loss per share	$(2.11)	$(0.17)	$(0.01)

Weighted average common shares outstanding:
Basic	88,474,926	88,429,627	85,069,459
Diluted	88,474,926	88,429,627	85,069,459

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Year Ended
	December 31, 2015	December 31, 2014
Revenues	$1,084.6	$1,141.3
Cost of goods sold	785.1	883.9
Impairment of fixed and other assets	53.4	1.4
Restructuring charges - cost of goods sold	3.6	23.3
Gross profit	242.5	232.7
Research and development expenses	112.1	83.0
Selling and administrative expenses	208.1	196.5
Impairment of intangible assets	144.7	—
Restructuring charges	12.7	6.3
Operating expenses	477.6	285.8
Operating loss	(235.1)	(53.1)
Interest expense, net	12.7	6.6
Other expense (income), net	1.1	(4.6)
Loss before income taxes	(248.9)	(55.1)
(Benefit from) provision for income taxes	(15.1)	31.9
Net loss	$(233.8)	$(87.0)

Basic loss per share	$(2.69)	$(1.02)
Diluted loss per share	$(2.69)	$(1.02)

Weighted average common shares outstanding:
Basic	86,802,828	85,046,042
Diluted	86,802,828	85,046,042

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Gross profit	$43.4	$88.7	$63.6	$242.5	$232.7
Stock-based compensation expense	0.3	0.4	0.3	1.3	0.8
Fixed asset, inventory and other charges	49.9	0.5	(1.0)	53.4	39.5
Restructuring charges	3.2	0.5	2.2	3.6	23.3
Production transfer costs (2)	3.8	3.6	5.2	18.0	24.5
Other (3)	1.1	0.8	—	1.9	15.0
Non-GAAP gross profit	$101.7	$94.5	$70.3	$320.7	$335.8
Non-GAAP gross profit as % of revenues	32.8%	32.1%	24.6%	29.6%	29.4%

Research and development expenses	$36.8	$33.0	$21.1	$112.1	$83.0
Stock-based compensation expense	(1.0)	(0.7)	0.1	(2.1)	(0.3)
Fixed asset, inventory and other charges	(3.0)	—	—	(3.0)	—
Non-GAAP research and development expenses	$32.8	$32.3	$21.2	$107.0	$82.7
Non-GAAP research and development expenses as % of revenues	10.6%	11.0%	7.4%	9.9%	7.2%

Selling and administrative expenses	$57.1	$58.8	$45.5	$208.1	$196.5
Stock-based compensation expense	(3.6)	(3.9)	(2.3)	(13.1)	(7.9)
Intangibles amortization expense	(11.1)	(11.1)	(10.5)	(42.1)	(42.6)
Fixed asset, inventory and other charges	(0.1)	—	—	(0.1)	—
Production transfer costs (2)	—	—	—	—	(0.7)
Other (3)	(0.8)	(3.4)	—	(6.8)	(2.3)
Non-GAAP selling and administrative expenses	$41.5	$40.4	$32.7	$146.0	$143.0
Non-GAAP selling and administrative expenses as % of revenues	13.4%	13.7%	11.4%	13.5%	12.5%

Operating expenses	$241.4	$101.1	$67.3	$477.6	$285.8
Stock-based compensation expense	(4.6)	(4.6)	(2.2)	(15.2)	(8.2)
Intangibles amortization expense	(11.1)	(11.1)	(10.5)	(42.1)	(42.6)
Fixed asset, inventory and other charges	(3.1)	—	—	(3.1)	—
Restructuring charges	(3.2)	(8.9)	(0.7)	(12.7)	(6.3)
Impairment of intangible assets	(144.3)	(0.4)	—	(144.7)	—
Production transfer costs (2)	—	—	—	—	(0.7)
Other (3)	(0.8)	(3.4)	—	(6.8)	(2.3)
Non-GAAP operating expenses	$74.3	$72.7	$53.9	$253.0	$225.7
Non-GAAP operating expenses as % of revenues	23.9%	24.7%	18.8%	23.3%	19.8%

Net loss	$(187.0)	$(14.9)	$(1.1)	$(233.8)	$(87.0)
Interest expense, net	3.5	3.7	2.1	12.7	6.6
(Benefit from) provision for income taxes	(15.5)	(3.4)	(2.2)	(15.1)	31.9
Loss before interest and income taxes	(199.0)	(14.6)	(1.2)	(236.2)	(48.5)
Stock-based compensation expense	4.9	5.0	2.5	16.5	9.0
Intangibles amortization expense	11.1	11.1	10.5	42.1	42.6
Fixed asset, inventory and other charges	53.0	0.5	(1.0)	56.5	39.5
Restructuring charges	6.4	9.4	2.9	16.3	29.6
Impairment of intangible assets	144.3	0.4	—	144.7	—
Production transfer costs (2)	3.8	3.6	5.2	18.0	25.2
Other (3)	1.9	4.2	(1.3)	8.7	16.0
Adjusted earnings before interest and income taxes	$26.4	$19.6	$17.6	$66.6	$113.4
Adjusted earnings before interest and income taxes as % of revenues	8.5%	6.7%	6.2%	6.1%	9.9%

	Quarter Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

(Benefit from) provision for income taxes	$(15.5)	$(3.4)	$(2.2)	$(15.1)	$31.9
Income tax effects of non-GAAP reconciling adjustments	8.1	5.0	5.8	12.2	(19.4)
Non-GAAP (benefit from) provision for income taxes	$(7.4)	$1.6	$3.6	$(2.9)	$12.5

Net loss	$(187.0)	$(14.9)	$(1.1)	$(233.8)	$(87.0)
Non-GAAP reconciling adjustments (4)	225.4	34.2	18.8	302.8	161.9
Income tax effects of non-GAAP reconciling adjustments	8.1	5.0	5.8	12.2	(19.4)
Non-GAAP net earnings	$30.3	$14.3	$11.9	$56.8	$94.3
Non-GAAP net earnings as % of revenues	9.8%	4.9%	4.2%	5.2%	8.3%

Non-GAAP diluted earnings per share	$0.34	$0.16	$0.14	$0.65	$1.10

Diluted average shares outstanding (5)	88,474,926	88,429,627	85,069,459	86,802,828	85,046,042
Non-GAAP adjustment (6)	1,138,179	1,166,388	481,298	961,841	539,734
Non-GAAP diluted average shares outstanding (6)	89,613,105	89,596,015	85,550,757	87,764,669	85,585,776

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia. These amounts are included in the corresponding Gross profit, Selling and administrative expenses, Operating expenses and Loss before interest and income taxes for each period presented.
(3) In 2015, Other represents expenses related to the Audience acquisition. In 2014, Other in Gross profit represents a charge related to the resolution of customer claims for products no longer produced, and Other in Operating expenses represents expenses related to the spin-off of Knowles from Dover Corporation.
(4) The Non-GAAP reconciling adjustments are those adjustments made to reconcile Loss before interest and income taxes to Adjusted earnings before interest and income taxes.
(5) Diluted average shares outstanding are consistent with basic average shares outstanding as all periods are reporting a net loss.
(6) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	December 31, 2015	December 31, 2014

Current assets:
Cash and cash equivalents	$63.3	$55.2
Receivables, net of allowances of $1.8 and $0.8	192.4	236.3
Inventories, net	152.0	162.0
Prepaid and other current assets	11.6	10.7
Deferred tax assets	—	9.8
Total current assets	419.3	474.0
Property, plant and equipment, net	224.8	315.9
Goodwill	925.8	914.7
Intangible assets, net	97.0	270.3
Other assets and deferred charges	30.8	23.6
Total assets	$1,697.7	$1,998.5

Current liabilities:
Current maturities of long-term debt	$30.0	$15.0
Accounts payable	116.5	172.1
Accrued compensation and employee benefits	37.3	38.7
Other accrued expenses	41.6	48.8
Federal and other taxes on income	1.5	14.0
Total current liabilities	226.9	288.6
Long-term debt	400.0	385.0
Deferred income taxes	18.4	49.2
Other liabilities	45.6	39.5
Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 88,451,564 and 85,061,449 shares issued at December 31, 2015 and December 31, 2014, respectively	0.9	0.9
Additional paid-in capital	1,449.9	1,372.6
Accumulated deficit	(317.8)	(84.0)
Accumulated other comprehensive loss	(126.2)	(53.3)
Total stockholders' equity	1,006.8	1,236.2
Total liabilities and stockholders' equity	$1,697.7	$1,998.5